Exhibit 23.1
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Old Line Bancshares, Inc.
Waldorf, Maryland
     We hereby consent to the incorporation by reference in the registration statements (No. 333-113097, 333-111587, 333-116845, and 333-127792) on Form S-8 of Old Line Bancshares, Inc. of our report dated January 31, 2007, relating to the consolidated financial statements of Old Line Bancshares, Inc. included in the Form 10-KSB for the year ended December 31, 2006.

ROWLES & COMPANY, LLP
Baltimore, Maryland
March 22, 2007
101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
410-583-6990 FAX: 410-583-7061
Website: www.Rowles.com